Exhibit 3.1

STATE of DELAWARE

CERTIFICATE OF INCORPORATION

OF

AGENTUS BIOSCIENCES INC.

1. The name of this corporation is AgenTus Biosciences Inc.

2. The registered office of this corporation in the State of Delaware is located at 1209 Orange Street, Wilmington DE 19801 in County of New Castle. The name of its registered agent at such address The Corporation Trust Company.

3. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4. The total number of shares of stock that this corporation shall have authority to issue is 1,000 shares of Common Stock, $0.00001 par value per share. Each share of Common Stock shall be entitled to one vote.

5. The name and mailing address of the incorporator is: Varinderjit Kaur, c/o Ropes & Gray, LLP, Prudential Tower, 800 Boylston Street, Boston, MA 02199.

6. Except as otherwise provided in the provisions establishing a class of stock, the number of authorized shares of any class or series of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware (the “DGCL”).

7. The business and affairs of this corporation shall be managed by or under the direction of the Board of Directors. The size of the Board of Directors shall be determined as set forth in the by-laws of this corporation, as in effect from time to time (the “By-laws”). The election of directors need not be by written ballot unless the By-laws shall so require.

8. In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend and repeal from time to time the By-laws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal By-laws made by the Board of Directors.

9. A director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the DGCL as in effect at the time such liability is determined. No amendment or repeal of this paragraph 9 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

10. (a) This corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, (i) by reason of the fact that such person is or was a director or is or was serving at the request of this corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans or (ii) in such person’s capacity as an officer, employee or agent of this corporation or in such person’s capacity as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, that such person is or was serving at the request of this corporation (each such person described in the foregoing clauses (i) and (ii), a “Covered Person”), against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this corporation to indemnify any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person other than an action authorized by the Board of Directors. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this paragraph 10 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this paragraph 10 shall not adversely affect any right or protection of a Covered Person with respect to any acts or omissions of such Covered Person occurring prior to such repeal or modification.

(b) This corporation shall pay on a current and as-incurred basis expenses incurred by any Covered Person in defending or otherwise participating in any action, suit, proceeding or claim in advance of the final disposition of such action, suit, proceeding or claim, including appeals, upon presentation of (i) an unsecured written undertaking to repay such amounts if it is ultimately determined that the person is not entitled to indemnification hereunder and (ii) adequate documentation reflecting such expenses.

(c) It is the intent that with respect to all advancement and indemnification obligations under this paragraph 10, this corporation shall be the primary source of advancement, reimbursement and indemnification relative to any direct or indirect shareholder of this corporation (or any affiliate of such shareholder, other than this corporation or any of its direct or indirect subsidiaries). This corporation shall have no right to seek contribution, indemnity or other reimbursement for any of its obligations under this paragraph 10 from any such direct or indirect shareholder of this corporation (or any affiliate of such shareholder, other than this corporation or any of its direct or indirect subsidiaries).

(d) This corporation shall have the power to purchase and maintain, at its expense, insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL or the terms of this Certificate of Incorporation.

11. To the maximum extent permitted from time to time under the law of the State of Delaware, this corporation renounces any interest or expectancy of the corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, directors or stockholders, other than those officers, directors or stockholders who are employees of the corporation. No amendment or repeal of this paragraph shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of this corporation for or with respect to any opportunities of which such officer, director or stockholder becomes aware prior to such amendment or repeal. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the corporation shall be deemed to have notice of and to have consented to the provisions of this paragraph. As used herein, “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust association or any other entity.

12. The books of this corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the Board of Directors or in the By-laws.

13. If at any time this corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, as amended, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

14. This corporation shall not be governed by Section 203 of the DGCL.

THE UNDERSIGNED, the sole incorporator named above, hereby certifies that the facts stated above are true as of this 5th day of July, 2017.

By:	/s/ Varinderjit Kaur
Name:	Varinderjit Kaur
Title:	Incorporator

[Signature Page to Certificate of Incorporation]

STATE of DELAWARE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

AGENTUS BIOSCIENCES INC.

AgenTus Biosciences Inc. (the “Corporation”) a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”) does hereby certify:

(1) That the Corporation was originally incorporated pursuant to the General Corporation Law on July 5, 2017.

(2) This Certificate of Amendment of the Certificate of Incorporation amends the first article of the Corporation’s Certificate of Incorporation to read in its entirety as follows:

“1. Name. The name of this corporation is: acTicus Inc.”

(3) The amendment of the Certifícate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Incorporation as of the 28th day of September, 2017.

By:	/s/ Garo Armen
Name:	Garo Armen
Title:	President

[Signature Page to AgenTus Biosciences Inc. Certificate of Amendment]

STATE of DELAWARE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ACTICUS INC.

acTicus Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify:

(1) That the Corporation was originally incorporated pursuant to the General Corporation Law on July 5, 2017.

(2) This Certificate of Amendment of the Certificate of Incorporation amends the first article of the Corporation’s Certificate of Incorporation to read in its entirety as follows:

“1. Name. The name of this corporation is: AgenTus Therapeutics, Inc.”

(3) The amendment of the Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Incorporation as of the 19 day of October, 2017.

By:	/s/ Garo Armen
Name:	Garo Armen
Title:	President

[Signature Page to acTicus Inc. Certificate of Amendment]

STATE of DELAWARE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

AGENTUS THERAPEUTICS, INC.

February 22, 2018

AGENTUS THERAPEUTICS, INC. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”), DOES HEREBY CERTIFY:

FIRST: The Certificate of Incorporation of the Corporation is hereby amended by deleting the existing Section 4 in its entirety, and by substituting in lieu of said Section 4 the following new Section 4:

The total number of shares of stock that this corporation shall have authority to issue is 10,000,000 shares of Common Stock, $0.00001 par value per share. Each share of Common Stock shall be entitled to one vote.

SECOND: The Certificate of Incorporation is hereby amended by adding the following paragraph immediately following Section 4:

Effective upon the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware (the “Effective Time”), each share of this Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time (collectively, the “Pre-Split Common Stock”) shall automatically and without any action on the part of the holder thereof be split into seven thousand (7,000) shares of the Corporation’s Common Stock. The par value of the Corporation’s Common Stock following the split of the Pre-Split Common Stock shall remain $0.00001 per share.

Each holder of a certificate or certificates of Pre-Split Common Stock shall be entitled to receive, upon surrender of such certificates to the Corporation for cancellation, a new certificate or certificates for a number of shares equal to the aggregate number of shares of holder’s Pre-Split Common Stock multiplied by seven thousand (7,000). From and after the Effective Time, any certificates of Pre-Split Common Stock not surrendered to the Corporation and cancelled will be deemed for all purposes to represent the appropriately increased number of shares of the Corporation’s Common Stock.”

THIRD: The amendment of the Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law.

FOURTH: The remaining provisions of the Certificate of Incorporation not affected by the aforementioned amendment shall remain in full force and not be affected by this Certificate of Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Incorporation as of the 22nd day of February, 2018.

By:	/s/ Evan Kearns
Name:	Evan Kearns
Title:	Secretary

[Signature Page to AgenTus Therapeutics, Inc. Certificate of Amendment]

STATE of DELAWARE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

AGENTUS THERAPEUTICS, INC.

February 1, 2021

AGENTUS THERAPEUTICS, INC. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”), DOES HEREBY CERTIFY:

FIRST: The Certificate of Incorporation of the Corporation is hereby amended by deleting the existing Section 4 in its entirety, and by substituting in lieu of said Section 4 the following new Section 4:

The total number of shares of stock that this corporation shall have authority to issue is 12,000,000 shares of Common Stock, $0.00001 par value per share. Each share of Common Stock shall be entitled to one vote.

SECOND: The amendment of the Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law.

THIRD: The remaining provisions of the Certificate of Incorporation not affected by the aforementioned amendment shall remain in full force and not be affected by this Certificate of Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Incorporation as of the 1st day of February, 2021.

By:	/s/ Evan D. Kearns
Name:	Evan D. Kearns
Title:	Secretary

[Signature Page to AgenTus Therapeutics, Inc. Certificate of Amendment]

STATE of DELAWARE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

AGENTUS THERAPEUTICS, INC.

AGENTUS THERAPEUTICS, INC. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”), DOES HEREBY CERTIFY:

FIRST: The Certificate of Incorporation of the Corporation is hereby amended by deleting the existing Section 1 in its entirety, and by substituting in lieu of said Section 1 the following new Section 1:

The name of this corporation is MiNK Therapeutics, Inc.

SECOND: The amendment of the Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law.

THIRD: The remaining provisions of the Certificate of Incorporation not affected by the aforementioned amendment shall remain in full force and not be affected by this Certificate of Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Incorporation as of the 8th day of June, 2021.

By:	/s/ Michael A. Cohen
Name:	Michael A. Cohen
Title:	Assistant Secretary

[Signature Page to AgenTus Therapeutics, Inc. Certificate of Amendment]